EXHIBIT 4.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated February 2, 2006 in the Amendment No. 2 to the Registration Statement (File No. 333-131296) and related Prospectus of Claymore Securities Defined Portfolios, Series 278.

                                                          /s/ Grant Thornton LLP


                                                              GRANT THORNTON LLP


Chicago, Illinois
February 2, 2006